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                                                                    Exhibit 4.12



                                                                  EXECUTION COPY

                     GUARANTOR SECURITY AND PLEDGE AGREEMENT
                     ---------------------------------------

                  THIS GUARANTOR SECURITY AND PLEDGE AGREEMENT ("Agreement") dated as of April 16, 1998, is entered into by and between NRM INVESTMENTS, INC., a Delaware corporation ("GRANTOR"), and ROBERT FLEMING INC., a Delaware corporation, as agent (in such capacity, the "AGENT") for the Holders under (and as defined in) the Senior Subordinated Secured Note Purchase Agreement (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Senior Subordinated Secured Note Purchase Agreement.

                               W I T N E S S E T H

                  WHEREAS, the National Record Mart, Inc., a Delaware corporation (the "Issuer"), the Guarantors from time to time party thereto, the Purchasers referred to therein, and the Agent have entered into a Senior Subordinated Secured Note Purchase Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "SECURED NOTE PURCHASE AGREEMENT"), pursuant to which, the Agent and the Purchasers have agreed to purchase $7,500,000 in aggregate principal amount of the Grantor's 11.75% Senior Subordinated Secured Notes due 2001 (the "SECURED NOTES");

                  WHEREAS, pursuant to the Secured Note Purchase Agreement the Grantor unconditionally guaranteed the prompt and complete payment and performance of the Issuer's Obligations under the Secured Notes and the Note Documents;

                  WHEREAS, pursuant to the Secured Note Purchase Agreement, the Issuer has entered into that certain Issuer Security and Pledge Agreement of even date herewith (the "ISSUER SECURITY AND PLEDGE AGREEMENT");

                  WHEREAS, it is a condition precedent to the purchase of the Secured Notes by the Agent and the Purchasers under the Secured Note Purchase Agreement that the Grantor shall have executed and delivered this Agreement.

                  NOW, THEREFORE, in consideration of the premises set forth herein and of the purchase of the Secured Notes by the Agent and the Purchasers or any other Holder, or any of them the Grantor hereby agrees with the Agent, for its benefit and the ratable benefit of the Holders, as follows:

                  SECTION 1. GRANT OF SECURITY. The Grantor hereby pledges to the Agent, for its benefit and the ratable benefit of the Holders, and hereby grants to the Agent, for its benefit and the ratable benefit of the Holders, a security interest in, all of the Grantor's right, title and interest in and to the following, in each case whether now owned or existing or hereafter



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acquired or arising and however and wherever arising or located (collectively, the "COLLATERAL"):

                  (a) All of the Grantor's machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description used in Grantor's operations or owned by Grantor, or in which Grantor has an interest, whether now owned or hereafter acquired by Grantor and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor (all of the foregoing being the "EQUIPMENT");

                  (b) All of Grantor's inventory, whether now owned or hereafter acquired including, but not limited to, all goods and merchandise intended for sale or lease by Grantor, or for display or demonstration; all works in progress; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Grantor's business; and all documents evidencing, and General Intangibles (as defined below) relating to, any of the foregoing, whether now owned or hereafter acquired by Grantor (all of the foregoing being the "INVENTORY");

                  (c) All of the Grantor's accounts, contract rights, chattel paper, instruments (including those evidencing indebtedness owed to Grantor by its affiliates), documents, General Intangibles relating to accounts, drafts and acceptances, all other forms of obligations owing to Grantor arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security interest therefor, whether secured on unsecured, whether now owned or hereafter created or acquired by Grantor or in which Grantor now has or hereafter acquired any interest and any proceedings arising therefrom or relating thereto (all of the foregoing being, "ACCOUNTS");

                  (d) All of Grantor's general intangibles and other personal property of Grantor (including things in action) other than goods, accounts, chattel paper, documents, instruments and money, whether now owned or hereafter created or acquired by Grantor, including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Grantor to secure payment of any of the Accounts by an account debtor, all rights of indemnification, all deposit accounts of Grantor and all other intangible property of every kind and nature (all of the foregoing being the "GENERAL INTANGIBLES");

                  (e) All monies and other property of any kind now or at any time or times hereafter in the possession or under the control of Collateral Agent or any lender or a bailee of Collateral Agent or any lender;


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                  (f)      The following Pledged Stock and Pledged Collateral:

                           (i) All of the issued and outstanding shares of stock owned by Grantor or any subsidiary of Grantor or any of its subsidiaries (as identified on Exhibit A attached hereto and made a part hereof), all options, warrants for the purchase of shares of the stock of each such subsidiary now or hereafter held in the name of the Grantor (all of said capital stock, options and warrants and all capital stock held in the name of the Grantor as a result of the exercise of such options and warrants being hereafter collectively referred to as the "PLEDGED STOCK"), herewith delivered to the Agent accompanied by acknowledgments of such Subsidiaries in the form of EXHIBIT B attached hereto and made a part hereof (the "ACKNOWLEDGMENTS") and stock powers in the form of EXHIBIT C attached hereto and made a part hereof (the "POWERS") duly executed in blank, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock, and all other products and proceeds of the foregoing;

                           (ii) all additional shares of stock of any Subsidiary of the Grantor from time to time acquired by the Grantor in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Stock), and all dividends, cash, instruments, equity securities, financial assets and other interests which are, or are of a type, dealt in or traded on financial markets, or which are recognized in any way as a medium for investment, whether certificated or uncertificated, any property held by a financial or securities intermediary for the Grantor, securities accounts to which any of the foregoing are credited and warrants, options, puts and calls, and other rights or securities entitlements from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, and all other products and proceeds of the foregoing;

                           (iii) the promissory notes, intercompany notes and other instruments identified on EXHIBIT A (the "PLEDGED NOTES"), and all products and proceeds of the Pledged Notes, including, without limitation, all interest and principal payments, instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Pledged Notes;

                           (iv) all additional promissory notes, instruments, bonds or debt securities, issued by any Person from time to time issued to, or held by, the Grantor in any manner (any such additional promissory notes or instruments shall constitute part of the Pledged Notes) and all products and proceeds of any such additional promissory notes and instruments, including, without limitation, all interest and principal payments, instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any such additional promissory notes or instruments (the property described in CLAUSES (F)(II) through (F)(V) of this SECTION 1 is collectively referred to as the "PLEDGED COLLATERAL"); and


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                           (v) all bills of lading, warehouse receipts and other
documents of title;

                  (g) All Investment Property (as defined in the Uniform Commercial Code as adopted and in force in the State of New York, as from time to time in effect);

                  (h) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (a) through (g) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                  (i) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Debtor pertaining to any of (a) through (h) above.

PROVIDED, HOWEVER, the foregoing grant of a security interest shall be deemed not to grant a security interest in any of the property described below (such property being hereinafter referred to as property subject to a "Security Interest Restriction" and all other property being hereinafter referred to as "Collateral"):

                           property that is subject to (x) the terms and
                  provisions of a written agreement, document or instrument in effect on the Closing Date which prohibits the granting of a security interest or conditions the granting of a security interest on the consent of a third party whose consent has not been obtained or would cause, or allow a third party to cause, the forfeiture of such property upon the granting of a security interest therein, as such property is described on Exhibit G hereto; (y) the terms and provisions of a written agreement, document or instrument entered into after the Closing Date (or any amendment to any agreement described in clause (x) above entered into after the Closing Date) which prohibits the granting of a security interest or conditions the granting of a security interest on the consent of a third party whose consent has not been obtained or would cause, or allow a third party to cause, the forfeiture of such property upon the granting of a security interest, PROVIDED that (i) the requirement of such prohibition or condition has not been initiated by the Grantor and has been agreed or consented to by the Grantor in the ordinary course of its business and such prohibition or condition is believed by the Grantor in good faith to be reasonably necessary for the Grantor to obtain the benefits of the agreement, document or instrument entered into by the Grantor in order to conduct its normal business operations and (ii) the Grantor has used its best efforts to have such prohibition or condition eliminated or to obtain such consent; or (z) applicable law either prohibits the granting of a security interest therein or provides for the involuntary forfeiture of the property in the event a security interest is granted therein without the consent of the appropriate Governmental Authority, or at all; PROVIDED, HOWEVER that with respect to


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                  clauses (x), (y) and (z) above, if such prohibition or the condition requiring such consent relates only to the foreclosure of a security interest or the exercise of other rights or remedies upon a default but not to the granting of a security interest therein, then a security interest in such property shall be deemed to be granted by this Agreement subject to the condition that the consent of such third party or Governmental Authority is obtained by the Agent prior to the foreclosure or its exercising its other rights or remedies hereunder, so that any involuntary forfeiture of the property is thereby avoided.

                  SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, with respect to the Grantor, and the Collateral of the Grantor is collateral security for, the prompt and complete payment of all of the Obligations of the Grantor, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising, and however acquired (all such obligations of the Grantor, including, without limitation, the Obligations of the Grantor, being the "SECURED OBLIGATIONS"). Without limiting the generality of the foregoing, this Agreement secures, with respect to the Grantor, and the Collateral of the Grantor is collateral security for, the payment of all amounts which constitute part of the Secured Obligations of the Grantor and would be owed by the Grantor to the Agent, any Purchaser or any Holder but for the fact that they are unenforceable or not allowable due to the occurrence of an Insolvency Event or any similar proceeding involving the Grantor.

                  SECTION 3. GRANTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under its respective contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under its respective contracts and agreements included in the Collateral, and (c) neither the Agent nor any Holder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent or any Holder be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  SECTION 4. DELIVERY OF PLEDGED COLLATERAL. Promptly upon its receipt thereof, the Grantor shall deliver to the Collateral Agent, for the benefit of the Holders, all certificates or instruments representing or evidencing the Pledged Collateral acquired by the Grantor, and such Pledged Collateral shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank and, in the case of Pledged Stock of Subsidiaries of the Grantor formed or acquired after the date hereof, an Acknowledgment executed by such Subsidiary, all in form and substance satisfactory to the Agent and Collateral Agent. If, at any time, (a) any stock dividend, reclassification,


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readjustment or other change is declared or made in the capital structure of any of the Subsidiaries which have issued Pledged Stock, or any option included within the Pledged Collateral is exercised, or both, or (b) any subscription warrant(s) or any other right(s) or option(s) shall be issued in connection with the Pledged Collateral, then all new, substituted and additional shares, warrants, rights, options and other securities issued by reason of any of the foregoing shall be promptly delivered to the Collateral Agent and shall be held by the Collateral Agent under the terms of this Agreement and the Collateral Agency Agreement and shall constitute Pledged Collateral hereunder; PROVIDED, HOWEVER, that nothing contained in this SECTION 4 shall be deemed to permit any stock dividend, issuance of additional stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any of the Grantors which is not expressly permitted in the Secured Note Purchase Agreement; PROVIDED, FURTHER, HOWEVER, that the Grantor's failure to so deliver such property to the Collateral Agent shall in no way affect the Lien granted thereon as herein provided.

                  SECTION 5. SUBSEQUENT CHANGES AFFECTING PLEDGED COLLATERAL. The Grantor represents and warrants that it has made its own arrangements for keeping itself informed of changes and potential changes affecting its Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization and other exchanges, tender offers and voting rights), and the Grantor agrees that neither the Agent nor any Holder shall have any obligation to inform the Grantor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Agent may, after the occurrence and during the continuance of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the Lien hereunder. In addition, the Agent may at any time after the occurrence and during the continuance of an Event of Default exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants as follows:

                  (a) The correct corporate name and federal tax identification number of the Grantor on the date hereof is set forth on EXHIBIT D attached hereto and made a part hereof. Except as set forth on EXHIBIT D for the jurisdictions specified with respect thereto, the Grantor has no other corporate, trade or fictitious name and has not, during the immediately preceding five (5) years, been known by or used any other corporate, trade or fictitious name.

                  (b) The principal place of business and chief executive office of the Grantor are located at the address specified on EXHIBIT E attached hereto and made a part hereof. All records concerning the Accounts are located at the same address specified on EXHIBIT E for the Grantor. All records concerning the Related Contracts and all originals of all chattel paper are


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located at the same address specified on EXHIBIT E for the Grantor or at the addresses specified as addresses of the Grantor on EXHIBIT F attached hereto and made a part hereof.

                  (c) All of the Grantor's Inventory and Equipment is located at the places specified on EXHIBIT F. If any location of its Inventory or Equipment is subject to a lease, sublease, mortgage or similar instrument, the name and address of each lessor, sublessor and/or mortgagee (other than the Grantor) is set forth on EXHIBIT F. The legal name and address of each bailee, processor, warehouseman, consignee, carrier and shipper or other Person (other than a Lessee) in possession of any of the Grantor's Inventory or Equipment (each such Person being a "BAILEE") on the date hereof is set forth on EXHIBIT F, together with the address of the location where such Inventory or Equipment is or may be held. Except as otherwise indicated on EXHIBIT F, no Person (other than a Lessee or a Person identified on EXHIBIT F as being a consignee) in possession of any of the Grantor's Inventory or Equipment conducts a business at the location of such Inventory or Equipment other than a business in the nature of warehousing or transporting goods for others. In the event that any of the Grantor's Inventory or Equipment is in the possession of a Bailee, none of the receipts, instruments or documents received and to be received by the Grantor from any Bailee state that the Inventory or Equipment covered thereby is to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

                  (d) The amount represented by the Grantor from time to time to the Agent as the amount owing by each account debtor or by all account debtors in respect of any Accounts will, at such time, be the correct amount actually and unconditionally owing by such account debtor(s) thereunder to the best of the Grantor's knowledge (except to the extent, if any, that such account debtor(s) may be entitled to normal trade discounts, adjustments, returns and allowances). None of the Accounts is evidenced by a promissory note or other instrument, except for promissory notes and instruments delivered to the Agent pursuant to this Agreement.

                  (e) The Grantor is the sole legal and beneficial owner of its Pledged Collateral (including, without limitation, the percentage of the issued and outstanding capital stock of each of its Subsidiary which is set forth opposite the name of such Subsidiary on EXHIBIT A), free and clear of any Lien except for (i) Liens of the Agent, for the benefit of the Holders, under the Note Documents, (ii) Liens for taxes, assessments or other governmental charges, and other similar Liens arising by operation of law for amounts that are not yet due and payable, to the extent that payment thereof is not required by the Secured Note Purchase Agreement and (iii) judgment Liens permitted by the Secured Note Purchase Agreement.

                  (f) All of the Pledged Stock has been duly authorized, validly issued and is fully paid and non-assessable. The Pledged Notes have been duly authorized and executed by the respective issuers thereof and constitute the legal, valid and binding obligations of such respective issuers.



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                  (g) There are no restrictions upon the voting rights
associated with, or upon the transfer of, any of the Pledged Collateral (except as may be disclosed to the Agent or required in connection with such disposition by laws affecting the offering and sale of securities generally).

                  (h) The Grantor has the right to vote, pledge and grant a security interest in or otherwise transfer its Pledged Collateral free of any Liens except for (i) Liens of the Agent, for the benefit of the Holders, under the Note Documents, (ii) Liens for taxes, assessments or other governmental charges, and other similar Liens arising by operation of law for amounts that are not yet due and payable, to the extent that payment thereof is not required by the Secured Note Purchase Agreement and (iii) judgment Liens permitted by the Secured Note Purchase Agreement.

                  (i) The Powers are duly executed and give the Agent the authority they purport to confer.

                  (j) The Acknowledgments have been duly authorized, executed and delivered by the applicable Subsidiary of Grantor.

                  (k) The Pledged Stock constitutes, as of the date hereof, all of the shares of capital stock and voting securities of each Subsidiary of the Grantor that are not subject to a Security Interest Restriction. The Pledged Notes constitute the only promissory notes of any Person in favor of the Grantor as of the date hereof.

                  (l) The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation G, T, U or X.

                  (m) No consent, authorization, permit, notice or filing is required (i) in connection with the execution, delivery or performance of this Agreement by the Grantor, (ii) for the creation, perfection or maintenance of the security interest of the Liens created hereby including the maintenance of the first priority (subject to the Lien in favor of Fleet and purchase money liens permitted under the Secured Note Purchase Agreement) nature of such Lien, except with respect to the property subject to liens created, or hereafter created, under this Agreement, or (iii) for the exercise by the Agent of its rights and remedies hereunder, except (x) those that have been obtained or made,
(y) filings necessary to create, perfect or retain the perfection or priority of Liens against the Grantor's Collateral, and (z) with respect to the Pledged Collateral, as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                  (n) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived in writing.



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                  SECTION 7. FURTHER ASSURANCES. (a) The Grantor agrees that, at its own expense, the Grantor will, and will cause each of its Subsidiaries to, promptly execute and deliver all further instruments and documents, and take all further action which may be reasonably necessary or desirable in the opinion of the Agent, in order to (x) perfect and protect any Lien created or purported to be created hereby, (y) enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral, and (z) cause the execution, delivery and performance of this Agreement to be duly authorized, and the Grantor shall, and shall cause each of its Subsidiaries to, in any event take such action as may be required to maintain the truthfulness and accuracy of the representations and warranties contained in SECTION 6. Without limiting the generality of the foregoing, the Grantor will: (i) if any Account or other amount payable to the Grantor under or in connection with any of its Collateral shall be or becomes evidenced by any promissory note, chattel paper, letter of credit or other negotiable or non-negotiable instrument, such note, chattel paper, letter of credit or instrument shall, within five (5) days after the Grantor's receipt thereof, be delivered to the Agent duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent (or, if such note or instrument is an item collectible through bank channels and collection accounts have been established, deposited in one of the collection accounts, duly endorsed in a manner reasonably satisfactory to the Agent); (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably determine in its sole and absolute discretion to be necessary or desirable, in order to perfect and preserve the Lien created or purported to be created hereby; (iii) execute and deliver to the Agent landlord consents, mortgagee and Bailee waivers, notices, agreements (including, without limitation, subordination agreements) and other documents which the Agent may reasonably determine in its sole discretion to be necessary or desirable, for the purpose of giving advice of and perfecting the Liens granted to the Agent for its benefit and the ratable benefit of the Holders and establishing the senior priority thereof over such other parties' rights and interests in respect of any of the Grantor's Equipment, Inventory or other Collateral held in the possession of, Bailees, lessors, mortgagees or other third parties, and shall use its best efforts to cause such third parties to acknowledge or consent to such notices, agreements and other documents; (iv) within thirty (30) days after the end of each calendar quarter, deliver to the Agent with respect to any item for which a certificate of title has been issued by any state's registrar of motor vehicles or other appropriate authority in such jurisdiction during such calendar quarter (other than such certificates subject to Permitted Liens); (v) except with respect to the deliveries made pursuant to SECTION 7(A)(IV), upon the request of the Agent, after the occurrence and during the continuance of an Event of Default, with respect to any item of Equipment or Inventory of the Grantor, in either case which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the Lien created hereunder on such certificate of title; (vi) upon the request of the Agent, within thirty (30) days after the end of each calendar quarter, deliver to the Agent copies of all


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such applications or other documents filed pursuant to a request by the Agent under SECTION 7(A)(V) during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the Lien created hereunder in the items of Equipment or Inventory covered thereby; and
(vii) at the Agent's reasonable request, appear in and defend any action or proceeding that may adversely affect that Grantor's title to or the Agent's Lien on all or any material part of the Collateral.

                  (b) The Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Grantor's Collateral without the signature of the Grantor where permitted by law. The Grantor hereby agrees that a photocopy or other reproduction of this Agreement or any financing statement covering its Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (c) The Grantor will keep and maintain at its own cost and expense, and will cause each of its Subsidiaries to keep and maintain at their own cost and expense, records of the Collateral in detail, form and scope consistent with good business practice, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. If an Event of Default has occurred and is continuing, for the Agent's further security, upon the Agent's request therefor, the Grantor shall, and shall cause each of its Subsidiaries to, deliver copies of, or if reasonably necessary in the opinion of the Agent, turn over originals of, any such records to the Agent or to its representatives.

                  (d) The Grantor will, and will cause each of its Subsidiaries to, furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail, and the Grantor agrees that the Agent or its agents may enter upon the premises of the Grantor or any of its Subsidiaries at any time and from time to time, during normal business hours and upon 24 hours' prior notice, and at any time at all on and after the occurrence of a Default which continues beyond the expiration of any grace or cure period applicable thereto, and which has not otherwise been waived pursuant to the Secured Note Purchase Agreement or cured, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and/or copying (at the Grantor's expense) any and all records pertaining thereto and (iii) discussing the affairs, finances and business of the Grantor with any officers, employees and directors of the Grantor or with the auditors. Upon reasonable notice to the Grantor, the Agent or any of the Agent's officers, employees, agents or auditors shall have the right at any time or times hereafter to verify with account debtors or other obligors of the Grantor the validity and amount or any other matter (including, without limitation, the assertion by account debtors of claims, offsets or counterclaims) with respect to any of the Collateral.



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                  (e) The Grantor will, and will cause each of its Subsidiaries to, advise the Agent promptly, in reasonable detail, (i) of any material Lien or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

                  SECTION 8. TRANSFERS OF COLLATERAL. The Grantor agrees that it will not, nor will it permit any of its Subsidiaries to (a) directly or indirectly, sell, lease, assign, transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, or any part thereof or interest therein, except as expressly authorized under the Secured Note Purchase Agreement, (b) directly or indirectly create, incur, assume, or suffer to exist any Lien on any of the Pledged Collateral now owned or hereafter acquired except for the Lien under this Agreement and as permitted under the Secured Note Purchase Agreement, or (c) enter into any agreement or understanding that purports to or may restrict or inhibit the Agent's rights or remedies hereunder, including, without limitation, the Agent's right to sell or otherwise dispose of the Pledged Collateral.

                  SECTION 9. PLACE OF PERFECTION; NAME CHANGES; RECORDS. The Grantor shall not (a) change its name, identity or structure or adopt or use any trade or fictitious name not specified as a current trade or fictitious name on EXHIBIT D, or use any existing trade or fictitious name in any jurisdiction not specified for such name on EXHIBIT D, (b) change any location of its chief executive office, place of business or place where records concerning its Accounts, Related Contracts and chattel paper are maintained from the locations specified on EXHIBIT E or EXHIBIT F or (c) change any location of any Collateral or jurisdiction where Lessees are located from the locations specified in EXHIBIT F, unless, in each case, the Grantor shall have given the Agent at least thirty (30) Business Days' prior written notice of any such change. At least ten
(10) Business Days prior to any such change referred to in the preceding sentence, the Grantor shall prepare and deliver to the Agent amended exhibit(s) reflecting such change(s) and execute and deliver to the Agent any financing statements or other documents required by the Agent, all in form and substance reasonably satisfactory to the Agent, and take all other actions required by
SECTION 7.

                  SECTION 10. COVENANTS REGARDING ACCOUNTS AND RELATED CONTRACTS. (a) The Grantor shall, at its expense, perform and observe all of the material terms and provisions of the Related Contracts, employment agreements, rental contracts, leases and chattel paper to be performed or observed by it, maintain the Related Contracts, rental contracts, leases and chattel paper in full force and effect and enforce the Related Contracts in accordance with their terms, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) In any suit, proceeding or action brought by the Agent under any account comprising part of the Collateral, the Grantor agrees to save, indemnify and keep the Agent and each Holder harmless from and against all expense, loss or damages suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Grantor of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Grantor and all such obligations of the Grantor shall be and shall remain enforceable against and only against the Grantor and shall not be enforceable against the Agent or any Holder.

                  SECTION 11. COVENANTS REGARDING EQUIPMENT AND INVENTORY. (a) If any Equipment or Inventory of the Grantor is in the possession or control of any Bailee or any of the Grantor's agents, the Grantor shall notify such Bailee or agent of the Agent's Lien on such Equipment or Inventory and, upon the Agent's request, direct such Bailee or agent to hold all such Equipment or Inventory for the Agent's account and subject to the Agent's instructions following the occurrence and during the continuance of an Event of Default.

                  (b) Upon the request of the Agent, the Grantor will promptly deliver to the Agent a schedule listing all Equipment disposed of by the Grantor, and the book value thereof, in the then-current (or any prior) Fiscal Year.

                  (c) The Grantor will, upon request of the Agent, submit to the Agent a current listing of all of the Grantor's Equipment, which listing shall indicate the type, model, serial number and location of such Equipment.

                  (d) The Grantor shall promptly upon the issuance and delivery to the Grantor of any negotiable document of title, upon the request of the Agent after the occurrence and during the continuance of an Event of Default, deliver such negotiable document of title to the Agent.

                  SECTION 12. VOTING RIGHTS. During the term of this Agreement, and except as provided in the next sentence of this SECTION 12, the Grantor shall have the right to vote its Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Agreement, the Secured Note Purchase Agreement and any other agreement, instrument or document executed pursuant thereto or in connection therewith, and in a manner that would not have a material adverse effect on the value of the Pledged Stock and the related Pledged Collateral or any part thereof. After the occurrence and during the continuance of an Event of Default, the Agent may, at the Agent's option and following written notice from the Agent to the Grantor, exercise all voting powers pertaining to the Grantor's Pledged Collateral, including the right to take shareholder action by written consent, and the Grantor hereby irrevocably constitutes and appoints the Agent as the Grantor's proxy and attorney-in-fact, with full power of substitution, to do so. This proxy shall be irrevocable and shall continue until the termination of this Agreement in accordance with
SECTION 23.

                  SECTION 13. DIVIDENDS AND OTHER DISTRIBUTIONS. (a) So long as no Event of Default shall have occurred and be continuing and shall not have been cured or waived, or no Event of Default would result therefrom:

                  (i) subject to SECTION 4 hereof and the provisions of the Secured Note Purchase Agreement, the Grantor shall be entitled to receive, retain and utilize all dividends, interest and principal paid in respect of its Pledged Collateral unless any such dividend, interest or principal is not permitted to be paid under the terms of the Secured Note Purchase Agreement; and

                  (ii) the Agent shall execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to receive the dividends, interest or principal payments which it is authorized to receive, retain and utilize pursuant to CLAUSE (I) above.

                  (b) Except to the extent set forth in the Secured Note Purchase Agreement, after the occurrence and during the continuance of an Event of Default, or if any of the following would result in an Event of Default if paid to a Grantor:

                  (i) all rights of the Grantor to receive dividends, interest and principal payments in respect of the Pledged Collateral shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of the Agent and the ratable benefit of the Holders, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, interest and principal payments; and

                  (ii) all dividends, interest and principal payments which are received by the Grantor contrary to the provisions of CLAUSE (I) of this SECTION 13(B) shall be received in trust for the Agent, for the benefit of the Agent and the ratable benefit of the Holders, shall be segregated from other funds of the Grantor and shall be paid over immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

                  (c) Except as may otherwise be provided in the Secured Note Purchase Agreement, any and all (i) dividends, interest and principal paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (ii) dividends and other distributions paid or payable in cash received, receivable or otherwise distributed in respect of any Pledged Stock in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and
(iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Stock, shall in each case be delivered forthwith to the Agent to hold as Pledged Collateral and shall, if received by a Grantor, be received in trust for the Agent, for the benefit of Holders, be segregated from other funds of the Grantor, and be paid over immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

                  [SECTION 14. DEPOSIT ACCOUNTS. Upon the occurrence and during the continuation of an Event of Default, the Agent may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with the Agent constituting part of the Collateral in accordance with the terms of the Blocked Account Agreements.]

                  SECTION 15. AGENT APPOINTED ATTORNEY-IN-FACT. The Grantor hereby irrevocably appoints the Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent's Permitted Discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, subject to the Agent's authority as provided in the Secured Note Purchase Agreement, including, without limitation:

                  (a) after the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any of the Collateral;

                  (b) after the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (A) above;

                  (c) after the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral;

                  (d) after the occurrence and during the continuance of an Event of Default, to discharge any Lien or encumbrance on or against any of the Collateral or bond the same;

                  (e) to give any notices and record any Liens;

                  (f) to make any payments or take any acts which the Agent deems reasonably necessary or desirable to protect the Lien of the Agent, for the benefit of the Holders, on the Collateral;

                  (g) after the occurrence and during the continuance of an Event of Default, to execute and give receipt for any certificate of ownership or any document or title; and

                  (h) after the occurrence and during the continuance of an Event of Default, to transfer title to any item of Collateral.

All Persons dealing with the Agent, or any employee or agent of the Agent acting pursuant hereto, or any substitute attorney-in-fact for the Agent, shall be fully protected in treating the powers and authorities conferred by this SECTION 15 as existing and continuing in full force and effect. The Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable. This power of attorney shall terminate upon the termination of this Agreement pursuant to SECTION 23.

                  SECTION 16. AGENT MAY PERFORM. If the Grantor fails to perform any agreement contained herein, the Agent, after giving prior notice to the Grantor, may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor to the Agent upon demand by the Agent.

                  SECTION 17. THE AGENT'S RIGHTS AND DUTIES. The powers conferred on the Agent and the Purchasers hereunder are solely to protect their interest in the Collateral and shall not impose any duty upon any of them to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral. Without limiting the generality of the foregoing sentence, the Agent shall be under no obligation to (a) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, but may do so at its option or (b) take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Grantor, and shall constitute part of its Obligations secured hereby. Any action taken or omitted to be taken by the Agent in connection with any of the Collateral shall not result in any liability of the Agent to the Grantor unless such action or omission shall be determined by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of the Agent. The Agent may exercise any of its rights and execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its rights and duties hereunder.

                  SECTION 18. REMEDIES. If any Event of Default shall have occurred and be continuing:

                  (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the Secured Note Purchase Agreement, or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in any relevant jurisdiction at that time (the "UNIFORM COMMERCIAL CODE") (whether or not the Uniform Commercial Code applies to the affected Collateral), and also may (i) without notice, notice, demand or legal process of any kind, all of which the Grantor hereby waives to the extent permitted by applicable law, at any time or times notify the account debtors or obligors under any Accounts, chattel paper, instruments or

General Intangibles of the assignment of such Collateral to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Agent, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts, chattel paper, instruments or General Intangibles have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Agent and, upon such notification and at the expense of the Grantor, to accelerate or extend the time of payment, compromise, issue credits, or bring suit on such Collateral (in the name of the Grantor or the Holders) and otherwise administer and collect such Collateral, in the same manner and to the same extent as the Grantor might have done; (ii) without notice, demand or legal process of any kind, all of which the Grantor hereby waives to the extent permitted by applicable law, at any time or times enter any premises where any Collateral may be located and take physical possession of the Collateral and maintain such possession on the premises, at no cost to the Agent, or remove the Collateral or any part thereof, to such other places as the Agent may desire; (iii) without notice, demand or legal process of any kind, all of which the Grantor hereby waives to the extent permitted by applicable law, at any time or times enter any premises where any Collateral may be located and use, manage, operate and control the Collateral thereon and the relevant business and property to preserve the Collateral; exclude any third parties, whether or not claiming under the Grantor, from any such premises and property; complete any unfinished Inventory, make repairs, replacements, alterations, additions and improvements to the Collateral; and, dispose of all or any portion of the Collateral in the ordinary course of business; (iv) require the Grantor to, and the Grantor hereby agrees that it will at its own expense and upon request of the Agent forthwith, assemble all or part of its Collateral as directed by the Agent and make it available to the Agent at a place or places to be designated by the Agent that is reasonably convenient for both parties, and deliver possession of said Collateral or any part thereof to the Agent; and (v) without notice, except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels with or without advertisement, at any exchange, broker's board, public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit, for future delivery, or otherwise, and upon such other terms as the Agent may deem commercially reasonable. Any repossession, retaking, sale, or other disposition of the Collateral by the Agent shall not operate to release the Grantor from its obligations hereunder. The Agent and each Purchaser may, in its own name or in the name of a designee or nominee, bid for or purchase the Collateral at any public sale and, if permitted by applicable law, buy the Collateral at any private sale. Each purchaser of any or all of the Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever on the part of the Grantor, and the Grantor hereby waives, to the extent permitted by applicable law, all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder. The Grantor agrees that, to the extent notice of sale shall be required by law, at least five (5) Business

Days' notice to the Grantor(s) of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims against the Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree; PROVIDED that such sale was conducted in a commercially reasonable manner.

                  (b) Any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter be applied in whole or in part by the Agent for its benefit and for the ratable benefit of the Holders against, all or any part of the Grantor's Secured Obligations in such order as the Agent shall elect, subject to any provision of the Secured Note Purchase Agreement governing the application of such cash, proceeds, or other realization upon the Collateral. If the proceeds of any sale or other disposition of the Collateral of a Grantor are insufficient to pay all of the Secured Obligations of the Grantor, the Grantor shall be liable for the deficiency, in addition to any fees, expenses or other amounts required to be paid pursuant to the Secured Note Purchase Agreement to collect such deficiency. Any surplus of such cash or cash proceeds held by the Agent and remaining after Payment In Full of all Secured Obligations shall be promptly paid to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                  (c) The Grantor hereby consents to the voluntary dismissal by the Agent of any judicial action, prejudgment or otherwise, brought by the Agent, and the Grantor further consents to the exoneration of any bond that the Agent files in such action.

                  SECTION 19. REGISTRATION RIGHTS. (a) In the event that the Agent determines, after the occurrence and during the continuance of an Event of Default, to exercise its right to sell the Pledged Stock pursuant to SECTION 18, the Grantor shall, upon the request of the Agent, at the Grantor's expense:

                  (i) execute and deliver, and cause each issuer of Pledged Stock and its respective officers and directors to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, the Grantor or its or their counsel, advisable to register the applicable Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT") and to exercise its reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, the Grantor or its or their counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; PROVIDED, HOWEVER, that the Grantor shall not be required to register the Pledged Stock pursuant to this SECTION 19(I) if the Adjusted Tangible Net Worth of the issuer of the Pledged Stock is less than $250,000;

                  (ii) use its reasonable efforts to qualify its Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of its Pledged Collateral, as requested by the Agent;

                  (iii) cause any Subsidiary which has issued Pledged Collateral (or any of them) to make available to the holders of its securities, as soon as practicable, earnings statements which will satisfy the provisions of Section 11(a) of the Securities Act; and

                  (iv) do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of its Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Grantor will reimburse the Agent for all expenses incurred by the Agent, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence and during the continuance of an Event of Default, if the Agent determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then the Grantor agrees that it will be commercially reasonable if a private sale is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less than prices which could have been obtained for such security on any market or exchange or in any other public sale. In so doing, the Agent may restrict the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution, and the Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Agent, in its reasonable judgment, to be financially responsible parties who might be interested in so purchasing the Pledged Collateral. If the Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Grantor or the issuer of the Pledged Collateral would agree to do so.

                  (b) In addition to a private sale as provided above in SECTION 19(A), if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this SECTION 19, then the Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about the pertinent issuer of Pledged Collateral and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view of the distribution thereof, and (iv) as to such other matters as the Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Uniform Commercial Code as in effect in the State of New York or any other relevant jurisdiction and other laws affecting the enforcement of creditors' rights and the Securities Act and all applicable state securities laws.

                  SECTION 20. WAIVERS. The Grantor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or Event of Default with respect to any of the Obligations and all other notices to which the Grantor might otherwise be entitled, except as otherwise expressly provided herein or in the Secured Note Purchase Agreement.

                  SECTION 21. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Purchasers (or by the Agent on their behalf), except as otherwise provided in the Secured Note Purchase Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 22. NOTICES, ETC. All notices and other communications provided for hereunder shall be given in the manner and to the addresses set forth in the Secured Note Purchase Agreement, except that any notice provided by the Grantor to the Agent hereunder shall be effective only upon receipt thereof by the Agent.

                  SECTION 23. CONTINUING LIEN; ASSIGNMENTS UNDER SECURED NOTE PURCHASE AGREEMENT; TERMINATION; PAYMENTS SET ASIDE. This Agreement shall create a continuing Lien on the Collateral and shall (i) remain in full force and effect until the Payment in Full (including after the maturity date) of the Secured Obligations and termination of the Commitments, (ii) be binding upon the Grantor, its successors and permitted assigns (which shall include, without limitation, the Grantor's receivers, trustees or debtors-in-possession), and (iii) inure to the benefit of, and be enforceable by, the Agent, the Holders and their respective successors, transferees and permitted assigns. Without limiting the generality of the foregoing CLAUSE (III), any Purchaser may assign or otherwise transfer all or any portion of its rights and obligations under the Secured Note Purchase Agreement in accordance with the terms thereof (including, without limitation, all or any portion of its Commitments and any Loans owing to
it), and any Secured Note held by it (subject to the terms of the Secured Note Purchase Agreement), to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Purchaser herein or otherwise. The Grantor shall not assign this Agreement, or any rights or obligations hereunder, without the prior written consent of the Agent and the Purchasers. Upon the payment in full (including after the maturity date) of the Secured Obligations and the termination of the Commitments, the Lien granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. At such time, the Agent shall, at the request and expense of the Grantor, reassign and redeliver to the Grantor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Agent in accordance with the terms of this Agreement. Such reassignment and redelivery shall be without warranty by or recourse to the Agent, except as to the absence of any prior assignments by the Agent of its interest in the Collateral, and shall be at the expense of the Grantor. To the extent that the Grantor makes a payment or payments to the Agent or any Holder, or the Agent or the Purchasers enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

                  SECTION 24. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Grantor covenants, warrants, and represents to the Agent and the Holders that all representations and warranties of the Grantor contained in this Agreement shall be true at the time of the Grantor's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described in the Secured Note Purchase Agreement and the other Note Documents and shall continue in effect until all of the Secured Obligations shall have been paid in full (including after the maturity date) and the Secured Note Purchase Agreement has been terminated.

                  SECTION 25. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR

PRINCIPAL PLACE OF BUSINESS OF THE GRANTOR OR THE HOLDERS, GRANTOR HEREBY CONSENTS AND AGREES THAT THE SUPREME COURT OF NEW YORK COUNTY, NEW YORK OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SHALL HAVE THE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTOR AND AGENT PERTAINING TO THIS AGREEMENT OR ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GRANTOR HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE GRANTOR AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETE UPON THE EARLIER OF THE OBLIGOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

                  SECTION 26. WAIVER OF RIGHT TO TRIAL BY JURY. GRANTOR AND HOLDERS WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE GRANTOR AND THE HOLDERS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, GRANTOR AND HOLDERS AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE GRANTOR AND HOLDERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. GRANTOR AND HOLDERS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION THAT

THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

                  SECTION 27. LIMITATION OF LIABILITY. NONE OF THE AGENT, OR THE PURCHASERS SHALL HAVE ANY LIABILITY TO THE GRANTOR (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY THE GRANTOR OR THEIR RESPECTIVE SUBSIDIARIES, AND THE GRANTOR HEREBY WAIVES AND RELEASES ANY CLAIMS, IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT OR ANY SUCH PURCHASER, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE, WILLFUL MISCONDUCT, BREACH OF CONTRACT OR KNOWING OR GROSSLY NEGLIGENT VIOLATIONS OF APPLICABLE REQUIREMENTS OF LAW. THE GRANTOR AGREES NOT TO ASSERT ANY CLAIM AGAINST ANY OF THE AGENT, ANY PURCHASER OR ANY OTHER HOLDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF, OR IN ANY WAY IN CONNECTION WITH, THE COMMITMENTS, THE OBLIGATIONS OR ANY OTHER MATTERS GOVERNED BY THIS AGREEMENT OR THE OTHER NOTE DOCUMENTS.

                  SECTION 28. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 29. PROTECTION OF COLLATERAL. The Agent shall have the right (but shall not be obligated) to make payments and take actions it deems reasonably necessary to protect its Lien on the Collateral. Grantor shall reimburse the Agent for all such payments made, and expenses incurred with respect to such actions taken, by the Agent, which amounts and expenses shall be secured under this Agreement, and the Grantor shall be bound by any such payment made or action taken by the Agent.

                  SECTION 30. NO WAIVER; REMEDIES. No failure on the part of any Purchaser or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided in the Secured Note Purchase Agreement, any other Credit Document, in equity, or by law.

                  SECTION 31. MARSHALLING; RECOURSE TO SECURITY. None of the Purchasers or the Agent shall be under any obligation to marshall any assets in favor of the Grantor or any other party or against or in payment of any or all of the Secured Obligations. Recourse to security shall not be required at any time.

                  SECTION 32. EXPENSES, ETC. Whether or not the transactions contemplated hereby are consummated, the Grantor agrees, jointly and severally to pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Agent or Purchasers of a Secured Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Secured Notes or other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Secured Notes or other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Secured Notes or other Note Documents, or by reason of being a Purchaser of any Secured Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Secured Notes and other Note Documents. The Grantor will pay, and will save each Purchaser harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser). The obligations of the Grantor under this paragraph will survive the payment or transfer of any Secured Note, the enforcement, amendment or waiver of any provision of this Agreement, the Secured Notes or other Note Documents, and the termination of this Agreement.

                  SECTION 33. CONSTRUCTION. (a) The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

                  (b) The words "hereof", "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section and exhibit references are to this Agreement and to its attachments unless otherwise specified.

                  (c) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified.

                  (d) Unless otherwise defined herein or in the Secured Note Purchase Agreement, terms used in Article 9 of the Uniform Commercial Code in effect in the State of New York are used herein as therein defined.

                  SECTION 34. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  SECTION 35. EXECUTION IN COUNTERPARTS; EFFECTIVENESS. This Agreement and any waiver or amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to the provisions of the Secured Note Purchase Agreement and of this Agreement concerning notices.

                  SECTION 36. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

                  SECTION 37. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  SECTION 38. APPOINTMENT OF COLLATERAL AGENT. The Company hereby consents to the Agent's appointment of the Collateral Agent as the Agent's representative with respect to the Collateral and the Agent's rights hereunder all as set forth in the Collateral Agency Agreement. The Company hereby acknowledges receipt of a copy of the Collateral Agency Agreement and consents to the terms thereof.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above writ ten.



GRANTOR:                               NATIONAL RECORD MART, INC.
                                         a Delaware corporation


                                      By:
                                         Name:
                                         Title:




AGENT:                                ROBERT FLEMING INC.
                                       a Delaware corporation,
                                       as Agent



                                     By:
                                        Name:
                                        Title: